RESPONSE TO ITEMS 77.C. and 77.M.

Results of Special Shareholder Meetings

(Item 77.C.) At a meeting held on August 14, 2015, shareholders of Thrivent Mutual Funds voted to elect Trustees of the Funds.

Shares cast for, to withhold against, or to abstain are set forth as follows:

Russell W. Swansen:
For:	859,034,262.442
Against:	21,877,742.763
Abstain:	0.000

David S. Royal:
For:	859,437,709.720
Against:	21,474,295.485
Abstain:	0.000

Janice B. Case:
For:	859,014,686.581
Against:	21,897,318.624
Abstain:	0.000

Richard L. Gady:
For:	858,023,423.783
Against:	22,888,581.422
Abstain:	0.000

Richard A Hauser:
For:	858,664,882.862
Against:	22,247,122.343
Abstain:	0.000

Marc S. Joseph:
For:	858,497,192.865
Against:	22,414,812.340
Abstain:	0.000

Paul R. Laubscher:
For:	858,749,306.050
Against:	22,162,699.155
Abstain:	0.000

James A. Nussle:
For:	859,078,355.695
Against:	21,833,649.51
Abstain:	0.000

Douglas D. Sims:
For:	858,137,457.816
Against:	22,774,547.389
Abstain:	0.000

Constance L. Souders:
For:	858,748,400.154
Against:	22,163,605.051
Abstain:	0.000

(Item 77.C.) At a meeting held on August 14, 2015, shareholders of Thrivent Aggressive Allocation Funds, Thrivent Moderately Aggressive Allocation Fund, Thrivent Moderate Allocation Fund and Thrivent Moderately Conservative Allocation Fund voted to approve a new investment advisory fee structure.

Shares cast for, to withhold against, or to abstain are set forth as follows:

Aggressive Allocation Fund:
For:	27,111,695.757
Against:	1,056,917.659
Abstain:	1,264,639.275

Moderately Aggressive Allocation Fund:
For:	61,986,307.306
Against:	3,297,528.450
Abstain:	3,738,711.128

Moderate Allocation Fund:
For:	66,679,015.468
Against:	4,096,169.676
Abstain:	4,330,931.477

Moderately Conservative Allocation Fund:
For:	30,692,412.548
Against:	2,000,154.617
Abstain:	2,269,012.637

The new investment advisory fee structure was effective on September 1, 2015.

(Item 77.M.) At meetings held on August 14, 2015 and August 20, 2015, shareholders of Thrivent Partner Small Cap Growth Fund, Thrivent Partner Small Cap Value Fund, Thrivent Mid Cap Growth Fund, Thrivent Partner Mid Cap Value Fund and Thrivent Natural Resources Fund (the “Target Funds”) approved the merger of the Target Funds into the Funds shown below (the “Acquiring Funds”).

Target Fund		Acquiring Fund
Natural Resources	>	Large Cap Stock
Partner Small Cap Growth	>	Small Cap Stock
Partner Small Cap Value	>	Small Cap Stock
Mid Cap Growth	>	Mid Cap Stock
Partner Mid Cap Value	>	Mid Cap Stock

Shares cast for, to withhold against, or to abstain are set forth as follows:

Natural Resources:
For:	8,134,616.533
Against:	567,794.413
Abstain:	592,147.287

Partner Small Cap Growth:
For:	523,558.623
Against:	42,596.506
Abstain:	45,199.266

Partner Small Cap Value:
For:	6,084,245.200
Against:	225,611.522
Abstain:	252,472.634

Mid Cap Growth:
For:	9,985,978.476
Against:	480,307.418
Abstain:	482,697.590

Partner Mid Cap Value:
For:	10,780,993.570
Against:	610,289.514
Abstain:	374,250.141

The mergers occurred at the close of business on August 28, 2015.